UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 3, 2022 (February 27, 2022)
Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

TN	001-15185	62-0803242
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Madison Avenue Memphis, Tennessee		38103
(Address of principal executive offices)		(Zip Code)

(901) 523-4444
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

$0.625 Par Value Common Capital Stock	FHN	New York Stock Exchange LLC

Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series B	FHN PR B	New York Stock Exchange LLC

Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series C	FHN PR C	New York Stock Exchange LLC

Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series D	FHN PR D	New York Stock Exchange LLC

Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series E	FHN PR E	New York Stock Exchange LLC

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series F	FHN PR F	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

The Merger Agreement

On February 27, 2022, First Horizon Corporation, a Tennessee corporation (“First Horizon”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among First Horizon, The Toronto-Dominion Bank, a Canadian chartered bank (“TD”), TD Bank US Holding Company, a Delaware corporation and indirect, wholly owned subsidiary of TD (“TD US Holding Company”), and Falcon Holdings Acquisition Co., a Delaware corporation and direct, wholly owned subsidiary of TD US Holding Company (“TD Merger Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) First Horizon and TD Merger Sub will merge (the “Merger”), with First Horizon continuing as the surviving entity in the merger, and (ii) following the effective time of the Merger (the “Effective Time”), (x) at the election of TD, TD US Holding Company and First Horizon may merge (the “Second Step Merger”), with TD US Holding Company continuing as the surviving entity in the merger. Following the completion of the Merger, at a time determined by TD, First Horizon Bank, a Tennessee state-chartered bank and wholly owned subsidiary of First Horizon (“First Horizon Bank”), and (y) TD Bank, National Association, a national banking association and wholly owned subsidiary of TD US Holding Company (“TD Bank”) will merge (the “Bank Merger”, and together with the Merger and the Second Step Merger, the “Mergers”), with TD Bank continuing as the surviving bank in the merger. The Merger Agreement was unanimously approved and adopted by the board of directors of each of First Horizon and TD.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of common stock, par value $0.625 per share, of First Horizon (“First Horizon Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by First Horizon and TD, will be converted into the right to receive $25.00 per share in cash, without interest (the “Base Per Share Consideration”). If the Effective Time occurs after November 27, 2022, the Base Per Share Consideration will increase by $0.0017808 in cash per share of issued and outstanding First Horizon Common Stock, other than certain shares held by First Horizon and TD, for each day during the period commencing on, and including, November 27, 2022, and ending on, and including, the day immediately prior to the closing of the Merger (the “Additional Share Consideration” and, together with the Base Per Share Consideration, the “Merger Consideration”).

At the Effective Time, each outstanding share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (each series as defined below) will remain issued and outstanding. If TD elects to effect the Second Step Merger, at the effective time of the Second Step Merger, (i) each issued and outstanding share of First Horizon’s 6.625% fixed-to-floating non-cumulative perpetual preferred stock, Series B, par value $1.00 per share (“Series B Preferred Stock”), will be automatically converted into a share of a newly created series of preferred shares of TD US Holding Company having powers, preferences and special rights that are not materially less favorable than the Series B Preferred Stock, (ii) each issued and outstanding share of First Horizon’s 6.60% fixed-to-floating non-cumulative perpetual preferred stock, Series C, par value $1.00 per share (“Series C Preferred Stock”), will be automatically converted into a share of a newly created series of preferred shares of TD US Holding Company having powers, preferences and special rights that are not materially less favorable than the Series C Preferred Stock, (iii) each issued and outstanding share of First Horizon’s 6.100% fixed-to-floating non-cumulative perpetual preferred stock, Series D, par value $1.00 per share (“Series D Preferred Stock”), will be automatically converted into a share of a newly created series of preferred shares of TD US Holding Company having powers, preferences and special rights that are identical to the powers, preferences and special rights of the Series D Preferred Stock, (iv) each issued and outstanding share of First Horizon’s non-cumulative perpetual preferred stock, Series E, par value $1.00 per share (“Series E Preferred Stock”), will be automatically converted into a share of a newly created series of preferred shares of TD US Holding Company having terms that are not materially less favorable than those of the Series E Preferred Stock; and (v) each issued and outstanding share of First Horizon’s non-cumulative perpetual preferred stock, Series F, par value $1.00 per share (“Series F Preferred Stock”), will be automatically converted into a share of a newly created series of preferred shares of TD US Holding Company having terms that are not materially less favorable than those of the Series F Preferred Stock.

At the Effective Time, (i) (1) each outstanding equity award of First Horizon that vests at the Effective Time in accordance with the terms and conditions that were applicable to such award immediately prior to the Effective Time and (2) each outstanding restricted stock unit award of First Horizon that is held by a current or former non-employee director will be cancelled and entitle the holder thereof to receive an amount in cash equal to the product of the number of shares of First Horizon Common Stock subject to such equity award and the Merger Consideration, (ii) each outstanding First Horizon stock option will be cancelled and entitle the holder thereof to receive an amount in cash equal to the product of the number of shares of First Horizon Common Stock subject to such option and the excess, if any, of the Merger Consideration over the exercise price per share of such option (with any options with an exercise price per share that is greater than or equal to the Merger Consideration being cancelled for no consideration) and (iii) all other First Horizon equity awards will be converted into a corresponding award with respect to common shares of TD, and as converted, will remain outstanding and subject to the same terms and conditions as applied to the corresponding First Horizon equity award immediately prior to the Effective Time (except that performance-based awards will convert assuming target performance or the greater of target and actual performance, as applicable, and will not be subject to future performance-based vesting conditions). For purposes of the conversion in (iii) above, the number of common shares of TD subject to the converted award will be based upon an exchange ratio equal to the Merger Consideration divided by the average closing price of common shares of TD for 10 trading days preceding the Effective Time.

The Merger Agreement contains representations and warranties from each of First Horizon and TD. First Horizon has agreed to covenants, including, among others, covenants relating to (i) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) its obligations to call a meeting of its shareholders, to approve the Merger Agreement and, subject to certain exceptions, to recommend that its shareholders approve and adopt the Merger Agreement and (iii) its non-solicitation obligations relating to alternative acquisition proposals. First Horizon and TD have each agreed to use their reasonable best efforts (x) to take all actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Merger Agreement, (y) to prepare and file all applications, notices and other documents and (z) to obtain as promptly as practicable all necessary consents and approvals for consummation of the transactions contemplated by the Merger Agreement.

The completion of the Merger is subject to conditions, including (1) approval of the Merger Agreement by the affirmative vote of a majority of all votes entitled to be cast by holders of First Horizon Common Stock, (2) the receipt of all requisite regulatory approvals, including approval of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Tennessee Department of Financial Institutions, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Office of Superintendent of Financial Institutions, and U.S. and Canadian securities regulators, and the expiration of all statutory waiting periods without the imposition of any materially burdensome regulatory condition, and (3) the absence of any order, injunction, decree or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated by the Merger Agreement, and the absence of any law, statute, rule, regulation, order, injunction or decree that has been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the Mergers or any of the other transactions contemplated by the Merger Agreement. Each party’s obligation to complete the Merger is also subject to certain additional conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (b) performance in all material respects by the other party of its obligations under the Merger Agreement.

The Merger Agreement provides termination rights for both TD and First Horizon under certain conditions and further provides that a termination fee of $435.5 million will be payable by First Horizon upon termination of the Merger Agreement under certain circumstances. In addition, upon termination of the Merger Agreement under certain circumstances, TD will pay to First Horizon, or First Horizon will pay to TD, $25 million to reimburse the other party for fees and expenses incurred in connection with the Merger Agreement. Any expense reimbursement paid by First Horizon to TD will reduce the amount of any termination fee that may be payable by First Horizon.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to First Horizon's Annual Report on Form 10-K filed on March 1, 2022, and is incorporated hereto by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between TD and First Horizon instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations, warranties and covenants (1) will not survive consummation of the Merger (other than obligations, covenants and agreements contained in the Merger Agreement which by their terms apply in whole or in part after the Effective Time), and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding TD or First Horizon, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding First Horizon, its affiliates or its businesses, the Merger Agreement and the Mergers that will be contained in, or incorporated by reference into, the Proxy Statement of First Horizon, as well as in the Forms 10-K, Forms 10-Q, and other filings that First Horizon makes with the Securities and Exchange Commission (the “SEC”).

ITEM 3.02. Unregistered Sales of Equity Securities.

On February 27, 2022, in connection with the execution of the Merger Agreement, First Horizon and TD entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, First Horizon issued and sold to TD, which is an accredited investor, as that term is defined by Rule 501 of Regulation D under the Securities Act, 4,935.694 shares of Perpetual Convertible Preferred Stock, Series G (the “Series G Preferred Stock”) of First Horizon, in a private placement transaction for $493,569.400.00.

At the Effective Time, each share of Series G Preferred Stock will be automatically converted into shares of common stock of First Horizon, as the surviving company in the Merger, as set forth in the Merger Agreement. In the event the Merger Agreement is terminated, each share of Series G Preferred Stock will be converted into 5,574.136 shares of First Horizon Common Stock (the “Conversion Rate”), subject to the expiration or early termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (and receipt of any other governmental approvals) to the extent required with respect to any such conversion. If, however, the Merger Agreement is terminated under certain circumstances relating to the failure to receive regulatory approvals required to consummate the Mergers, then the Conversion Rate will be 4,000 shares of First Horizon Common Stock. In no event will the shares of Series G Preferred Stock be convertible into shares of First Horizon Common Stock representing more than 4.9% of the total issued and outstanding shares of First Horizon Common Stock (taking in account shares resulting from such conversion).

From the date of the Merger Agreement through the Effective Time or, in the event the Merger Agreement is terminated, until 45 days after termination, TD may not transfer or sell the Series G Preferred Stock or the shares of Common Stock into which the Series G Preferred Stock converts, except for sales or transfers to any direct or indirect subsidiary of TD or to the extent necessary to ensure TD does not hold more than 4.9% of the total issued and outstanding shares of First Horizon Common Stock.

The information disclosed under Item 5.03 of this Current Report on 8-K is incorporated herein by reference.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2022, First Horizon filed an Articles of Amendment (the “Articles of Amendment”) to its Restated Charter, as amended, with the Secretary of State of the State of Tennessee, establishing the preferences, limitations and relative rights of the Series G Preferred Stock.

The Articles of Amendment became effective upon filing, and a copy is filed as Exhibit 3.1 herein and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of February 27, 2022, between First Horizon Corporation, The Toronto-Dominion Bank, TD Bank US Holding Company and Falcon Holdings Acquisition Co. [conformed copy] (incorporated by reference to Exhibit 2.1 to First Horizon Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2022)

3.1	Articles of Amendment of the Restated Charter of First Horizon Corporation, related to the Series G Preferred Stock

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, with respect to First Horizon’s beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “target”, “plan”, “estimate,” “should,” “likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in First Horizon’s reports filed with the SEC as well as the following factors, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Horizon and TD; the outcome of any legal proceedings that may be instituted against First Horizon or TD, including potential litigation that may be instituted against First Horizon or its directors or officers related to the proposed transaction or the definitive merger agreement between First Horizon and TD related to the proposed transaction; the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; interloper risk; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of First Horizon; certain restrictions during the pendency of the merger that may impact First Horizon’s ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; First Horizon’s success in executing its business plans and strategies and managing the risks involved in the foregoing; currency and interest rate fluctuations; exchange rates; success of hedging activities; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; general competitive, economic, political and market conditions; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; other actions of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Tennessee Department of Financial Institutions (if required) and other regulators, legislative and regulatory actions and reforms; the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains; and other factors that may affect future results of First Horizon.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2021, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, http://www.first horizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC.

Important Other Information

In connection with the proposed transaction, First Horizon intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF FIRST HORIZON ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE

SEC, INCLUDING FIRST HORIZON’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST HORIZON AND THE PROPOSED TRANSACTION.

Investors and shareholders of First Horizon will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon Corporation, 165 Madison, Memphis, TN 38103, telephone (901) 523-4444.

Participants in the Solicitation

First Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding First Horizon’s directors and executive officers is available in the proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 15, 2021, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON CORPORATION

By	/s/ Hope Dmuchowski
	Name:	Hope Dmuchowski
	Title:	Senior Executive Vice President, Chief Financial Officer

Date: March 3, 2022